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                                                                   EXHIBIT 10.16

                              ORBCOMM GLOBAL, L.P.
                              CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is made and entered into as of the 26th day of October, 1998, by and between ORBCOMM GLOBAL, L.P., a Delaware limited partnership ("ORBCOMM Global"), with its principal place of business located at 2455 Horse Pen Road, Suite 100, Herndon, Virginia 20171, and AETHER TECHNOLOGIES, L.L.C., (the "Consultant"), whose principal place of business is located at 11460 Cronridge Drive, Suite 106, Owings Mills, Maryland 21117.

                                   WITNESSETH

     WHEREAS, the Consultant has expertise in particular areas revelant to ORBCOMM Global's business;

     WHEREAS, the Consultant desires to provide advice and other services to ORBCOMM Global that draw upon such expertise; and

     WHEREAS, ORBCOMM Global desires to engage the Consultant to render advice and other services to ORBCOMM Global that draw upon the Consultant's expertise.

     NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


ARTICLE I - SCOPE

     (a) The Consultant shall furnish to ORBCOMM Global the advice and services described in Exhibit A hereto, as such Exhibit may be modified from time to time by mutual agreement of the parties (the "Services"). The Services shall be performed at such times as are mutually agreeable to the parties. The Services shall be performed with the authorization of and under the direction of an authorized representative of ORBCOMM Global. All the Services shall be furnished at the offices of ORBCOMM Global or at such other places as may be directed by ORBCOMM Global.

     (b) The Consultant is an independent contractor and nothing in this Agreement shall be construed as creating the relationship of employer and employee between the parties. The Consultant is not subject to or entitled to any benefits under the provisions of ORBCOMM Global's employee relations policies.

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ARTICLE II - TERM

     The term of this Agreement shall commence on October 16, 1998 and shall continue until December 28, 1998 unless earlier terminated by one of the parties in accordance with Article VI.


ARTICLE III - CONSIDERATION

     (a) Subject to the terms and conditions of this Agreement, as compensation for the Services, ORBCOMM Global shall pay the Consultant at an hourly rate of ONE HUNDRED EIGHT UNITED STATES DOLLARS (US$108.00), up to a maximum of 320 hours of effort. ORBCOMM's maximum liability for services, expenses, and fees under this Agreement is US$37,500.

     (b) ORBCOMM Global shall reimburse the Consultant for reasonable expenses incurred by the Consultant for pre-authorized travel outside a fifty
(50) mile radius of the Consultant's office. Expenses shall include reasonable coach class transportation and room and board expenses associated with such travel. An accounting of such travel and expenses, including all receipts, shall be submitted along with the invoices presented in accordance with Article IV.

     (c) The Consultant shall have no authority to purchase goods or services for or on behalf of ORBCOMM Global under the terms of this Agreement.

ARTICLE IV - INVOICING

           (a) Upon execution of this Agreement, Consultant shall submit an invoice for eighty (80) hours at the rate stated in Article III, which shall be credited by Consultant against the first eighty (80) hours of service performed. Such invoice shall be due and payable within seven (7) days.

           (b) For all subsequent services, the Consultant shall present an invoice not more frequently than monthly for professional services detailing the time spent and the Services rendered under this Agreement.

           (c) Payments by ORBCOMM Global for the Services rendered shall be due upon presentation and shall be made within 30 days of receipt of an invoice submitted by the Consultant, provided that payments shall not be made more frequently than once per month.

           (d) All invoices shall be delivered to the authorized representative set forth in Article XIV.


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ARTICLE V - DRAWINGS, RECORDS AND OTHER DATA

     All drawings, designs, specifications, analyses, notes, software, source code, data and other memoranda or records of value prepared by, or otherwise under the control of the Consultant in connection with the Services, whether in interim, draft, or final form, shall be and shall remain the property of ORBCOMM Global.


ARTICLE VI - TERMINATION

     ORBCOMM Global or the Consultant may, at any time, by giving the other party ten (10) days' notice in writing, terminate this Agreement. This Agreement may also be terminated immediately upon any breach of its terms by either party. In the event of termination, ORBCOMM Global shall be subject to no liability, except to pay the Consultant for the Services performed up to and including the date of termination in accordance with Article III. The provisions contained in Articles V, VII, VIII, IX and X shall survive termination of this Agreement.


ARTICLE VII - PATENTS AND COPYRIGHTS; PROPRIETARY RIGHTS

     The Consultant hereby irrevocably assigns to ORBCOMM Global all right, title and interest in and to all inventions and discoveries, whether or not patentable and whether or not reduced to practice, and all other work product of any nature, whether or not copyrightable, made, conceived or authored by the Consultant in the course of performing the Services or any other work under this Agreement and all tangible embodiments of the foregoing ("Work Product") and all patents, copyrights, trademarks, trade secrets and all other intellectual property rights therein and any extensions and renewals thereof. The Consultant shall promptly furnish ORBCOMM Global with complete information with respect to all Work Product whenever made, conceived or authored by the Consultant. All copyrightable Work Product created by the Consultant in the course of performing the Services or any other work under this Agreement shall be deemed to be a "work made for hire" in accordance with 17 U.S.C. Section 101 belonging exclusively to ORBCOMM Global. ORBCOMM Global shall have the exclusive right to obtain and hold solely in its own name all patents, copyrights, registrations, trademark registrations, trade secrets and other such protection for the Work Product as may be appropriate to the subject matter, and any extensions or renewals thereof. The Consultant shall provide ORBCOMM Global, and any person designated by ORBCOMM Global, all reasonably necessary cooperation in connection with ORBCOMM Global's perfection of its patent, trademark, copyright, trade secret and other rights in the Work Product and ORBCOMM Global's ownership thereof, including without limitation signing all documents reasonably requested by ORBCOMM Global both before and after the termination of this Agreement.

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ARTICLE VIII- RESERVED


ARTICLE IX - PROTECTION OF PROPRIETARY INFORMATION

        Information disclosed by one party to the other shall be subject to the terms and conditions of the Mutual Non-Disclosure Agreement dated May 7, 1998 between the parties, and the parties agree to abide by the terms and conditions set forth therein.


ARTICLE X - GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions thereof. The Consultant agrees to comply with all international traffic in arms regulations and with the Prohibited Foreign Trade Practices Act, the current forms of which are attached as Exhibits B and C.


ARTICLE XI - ASSIGNMENT

      This Agreement and the rights and obligations of the Consultant hereunder may not be assigned by the Consultant without the prior written consent of ORBCOMM Global.


ARTICLE XII - SEVERABILITY

      If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.


ARTICLE XIII - NOTICES

    All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally or by facsimile (answerback received), one (1) business day after being sent by express or overnight mail, or three (3) business days after being sent by registered or certified mail, return receipt required, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that such notice shall be effective only upon receipt thereof):





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            a.   If to ORBCOMM Global:

                 ORBCOMM Global, L.P.
                 2455 Horse Pen Road
                 Suite 100
                 Herndon, Virginia 20171
                 Attention:    Legal Department
                 Telephone:    (703) 406-5521
                 Facsimile:    (703) 406-5933

            b.   If to Consultant:

                 Aether Technologies
                 11460 Cronridge Drive, Suite 106
                 Owings Mills, Maryland 21117
                 Attention:    David Oros, CEO
                 Telephone:    (410) 654-6400
                 Facsimile:    (410) 654-6554

ARTICLE XIV -  DESIGNATION OF ORBCOMM GLOBAL AUTHORIZED
REPRESENTATIVES

     The person(s) authorized to direct the Consultant on behalf of ORBCOMM Global (as referred to in Article I) is/are Robert Kelly, Dan Dickerson, and Emmanuel Navarro.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




ORBCOMM GLOBAL, L.P.                         AETHER TECHNOLOGIES, L.L.C.

By: /s/ EMMANUEL NAVARRO  10/26/98           By:
    ---------------------------------            ----------------------------
    Name:  Emmanuel Navarro                      Name:  David Oros
    Title: Vice President, Finance               Title: CEO
    Telephone: (703)406-5681                     Telephone: (410)654-6400
    Facsimile: (703)406-5929                     Facsimile: (410)654-6554






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                                    EXHIBIT A

     Consulting Services To Be Performed by Aether Technologies, L.L.C. ("Consultant")

1.0 OVERVIEW

     The Response Services unit of ORBCOMM Global, L.P. ("ORBCOMM"), in response to having been selected for award of a contract for the AAA Mayday project and in anticipation of other activities, is developing a 24X7 response center. The AAA Mayday project is an extensive vehicle-based, automated, roadside assistance and emergency response program for the United States and Canada. The mission of the Response Center will be to process and route all incoming contacts from AAA Mayday customers and initiate the appropriate action based on the type of customer requirement. The purpose of this statement of work is to perform the requirements analysis and functional design specification of a response center capable of handling a large volume of incoming and outgoing voice and data "calls". The Consultant is a well-established software engineering firm with extensive call center experience. The Consultant provides extensive monitoring center and customer service software development experience through its development of emergency notification and convenience services software. As a result, Consultant is best suited to perform this analysis and generate the functional specification for the Response Center.

The Response Center functional specification shall be written with enough detail to completely define all technical requirements in a form suitable to request third party forms to submit proposals for the actual development of the call center.


2.0 WORK TO BE PERFORMED

The following activities will be performed under this Statement of Work:

2.1 The Consultant shall research options and derive requirements to implement a 24-hour, 7 day a week response center for incoming traffic over both the ORBCOMM satellite network as well as over AMPS cellular telephone.

2.2 The Consultant shall research and derive requirements to physically interface the Response Center with ORBCOMM's Network Control Center, PSDN, PSTN and public Internet options.

2.3 The Consultant will evaluate the feasibility of using any and all of the components of the Dolphin "Pool" software to meet response Center requirements.

2.4 The Consultant will, in consultation with the Response Services unit, define the overall Response Center requirements including both monitoring center and customer service software.

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2.5  The Consultant shall develop a Functional Requirements Specification (FDS)
     detailing, at a minimum:

     -    System interconnectivity diagrams
     -    Internal data flow diagrams
     -    Protocol management requirements
     -    Data handling requirements
     -    Data storage requirements
     -    Messaging requirements
     -    System performance criteria
     -    Baseline system functionality

2.6 The Consultant shall deliver an outline, a draft, and a final version of the FRS to ORBCOMM Response Services unit for comments.

2.7 The Consultant will provide pricing to develop all related software as defined by the FDS.

2.8 The Consultant will, additionally, provide general IT and systems engineering support for tasks outside the Statement of Work as may be required by the ORBCOMM Response Service unit.

All activities of the Consultant shall be in accordance with these requirements and in accordance with the terms and limitations set forth in the Agreement.

3.0  DELIVERABLES

     -    Outline of the Functional Requirements Specification
     -    Draft Functional Requirements Specification
     - Final Functional Requirements Specification, Due No Later Than December 28, 1998
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                                   EXHIBIT B

          Compliance with International Traffic in Arms Regulations

Although this Agreement is not intended to be a technical assistance agreement as defined in Part 120.20 of the International Traffic in Arms Regulations, to the extent any part of this Agreement is deemed to be a technical assistance agreement, the following provisions of Part 124.8, as amended from time to time, shall apply with respect to that part of this Agreement:

A. The applicable part of this Agreement shall not enter into force, and shall not be amended or extended, without the prior written approval of the Department of State of the U.S. Government.

B. The applicable part of this Agreement and any information furnished hereunder is subject to all United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations.

C. The parties to this Agreement agree that the obligations contained in this Agreement shall not affect the performance of any obligations created by prior contracts or subcontracts that the parties may have individually or collectively with the U.S. Government.

D. No liability will be incurred by or attributed to the U.S. Government in connection with any possible infringement of privately owned patent or proprietary rights, either domestic or foreign, by reason of the U.S. Government's approval of this Agreement.

E. Any technical data or service exported from the United States in furtherance of this Agreement and any article that may be produced or manufactured from such technical data or service may not be transferred to a person in a third country or to a national of a third country unless the prior written approval of the Department of State has been obtained.

F. All provisions in this Agreement that refer to the U.S. Government and the Department of State will remain binding on the parties after the termination of this Agreement.

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                                   EXHIBIT C

                Compliance With the Foreign Corrupt Practices Act

A. The Consultant agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer or promise, or authorize or tolerate to be given, offered or promised, anything of value to an official or employee of a government or of any subdivision thereof with the intent to (i) influence any official act or decision of such official or employee, or (ii) induce such official or employee to use his or her influence to affect or influence any act or decision of a government or of any subdivision thereof, to assist ORBCOMM Global in obtaining or retaining business, or in directing business to any person.

B. The Consultant agrees that, in connection with this Agreement, it will not, directly or indirectly, give, offer or promise, or authorize or tolerate to be given, offered or promised, anything of value to any person, knowing or having reason to know that such thing of value is to be given, offered or promised to an official or employee of a government or of any subdivision thereof with the intent to (i) influence any official act or decision of such official act or decision of such official or employee, or (ii) induce such official or employee to use his or her influence to affect or influence any act or decision of a government or of any subdivision thereof, to assist ORBCOMM Global in obtaining or retaining business, or in directing business to any person.

C. The Consultant agrees that, in rendering the Services and in carrying out its other duties and responsibilities under this Agreement, Consultant will neither undertake, nor cause nor permit to be undertaken, any activity that either (i) is illegal under any laws, decrees, rules or regulations in effect in any country in the Territory, or (ii) would have the effect of causing ORBCOMM Global to be in violation of any laws, decrees, rules or regulations in effect in the United States or in any country whose laws are applicable to the performance of this Agreement (the "Territory").

D. The Consultant hereby covenants that neither the Consultant, nor any employee, representative or agent of the Consultant, is an official or employee of the government of any country of the Territory or any subdivision thereof. The Consultant further agrees to notify ORBCOMM Global immediately in the event that this covenant ceases to be true.

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                                   EXHIBIT C

               Compliance With the Foreign Corrupt Practices Act

                                  (CONTINUED)



E. The Consultant agrees to notify ORBCOMM Global immediately of any extorsive solicitation, demand or other request for anything of value, by or on behalf of any official or employee of the government of any country of the Territory or of any subdivision thereof, relating to the subject matter of this Agreement.

F. If the Consultant breaches any of the covenants set forth in A, B, C or E above, (i) this Agreement shall become void, (ii) ORBCOMM Global shall have a cause of action against the Consultant for, among other things, the amount of any monetary payment or thing of value given by the Consultant in breach of any of the above-mentioned covenants and (iii) all obligation by ORBCOMM Global to compensate the Consultant pursuant to Article III of this Agreement shall cease and terminate immediately.